Exhibit 99.1

LIXTE COMPLETES MERGER WITH NOMAD TRANSPORTABLE POWER SYSTEMS

-Transaction Transforms LIXTE to New Growth Sector

Addressing Multi-Billion-Dollar Market

of Mobile, Utility-Grade Battery Energy Storage Systems-

-Company Plans Corporate Name Change to NOMAD Power Solutions

BOCA RATON, Fla./WATERBURY, Vt., July 2, 2026 -- LIXTE Biotechnology Holdings, Inc. (NASDAQ: LIXT) (“LIXTE” or the “Company”) today announced it has completed the previously announced merger with NOMAD Transportable Power Systems, Inc. (“NOMAD”), a market leader in deployable, utility-grade battery energy storage systems (BESS), In connection with the merger, the Company is issuing to the NOMAD accredited stockholders 2,992,041 shares of its common stock and 50,366.07 shares of its newly authorized Series D preferred stock (which shares are convertible into 50,366,070 shares of NOMAD common stock on a 1 for 1,000 basis following the receipt of Company stockholder approval).

The Company also announced it has changed its corporate name to NOMAD Power Solutions, Inc. effective as of July 3, 2026, and its trading symbol to “NMAD” effective as of July 6, 2026.

“We are delighted to have completed this transaction, which transforms LIXTE into a new and exciting, rapidly growing sector, allowing us to address a multi-billion-dollar market and establish the foundation for a highly scalable infrastructure platform,” said Geordan Pursglove, LIXTE’s Chief Executive Officer. “NOMAD instantly places us at the center of powerful long-term trends, including artificial intelligence, electrification, grid modernization and industrial expansion, including the massive power demands of the AI boom and the corporate push into pure-play deployable power.”

As a result of the merger, NOMAD becomes a wholly owned subsidiary of the Company and will continue under the leadership of its CEO John Travaglini and his team. NOMAD is continuing to experience rapid growth in 2026. NOMAD is engaged on more than 30 active utility, infrastructure and strategic customer projects across North America.

“The demand we are experiencing across utility, AI infrastructure and industrial markets confirms that deployable BESS has become an essential layer of the modern grid,” Travaglini said. “Becoming a part of a publicly traded company through LIXTE provides us with the capital and public-market visibility to scale manufacturing, deepen our customer relationships, continue defining the category we created and scale our growth.

“As AI workloads and data center buildout accelerate power consumption at an unprecedented pace, grid infrastructure cannot absorb that demand through traditional fixed assets alone. Our ability to rapidly deploy megawatt-scale storage anywhere, essentially eliminating siting delays, construction permitting burdens, and the capital lock-up of traditional installations, gives us a competitive advantage and represents a sea-change in the broad energy industry,” Travaglini added.

About Nomad Transportable Power Systems

Founded in 2020, NOMAD is widely recognized as an industry pioneer, having introduced a mobile, utility-grade truck-transportable battery energy storage system. The company’s first-to-market products provide one megawatt of instantaneous power to an electrical grid or facility, bypassing months of construction typically required for traditional fixed installations. NOMAD’s patented platforms, which are deployed on semi-trailers, serve emerging AI-driven applications, along with utilities, industrial operators, government agencies, and critical infrastructure providers through equipment sales, rentals and Energy-as-a-Service offerings.

About LIXTE

LIXTE Biotechnology Holdings, Inc., which plans to change its name to NOMAD Power Solutions, is a holding company that is executing a strategic transformation into an AI energy infrastructure equipment and services platform focused on supporting the rapidly growing power and infrastructure requirements of artificial intelligence, cloud computing, and hyperscale data center operators. The Company aims to capitalize on the accelerating demand for reliable, scalable, and efficient energy infrastructure solutions driven by the global expansion of AI. LIXTE historically focused on the development of innovative cancer therapies and medical technologies.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s strategic priorities, the receipt of stockholder approval, product development and business prospects, and the anticipated use of proceeds, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements, including, but not limited to, anticipated growth from its recently acquired company, NOMAD Transportable Power Systems, and the ability to dispose of its legacy life sciences business, are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information about LIXTE, info@lixte.com, contact:

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations, pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962